Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Steven Brazones Investor Relations Contact 651-236-5060

NEWS	September 25, 2024

H.B. Fuller Reports Third Quarter 2024 Results

Reported EPS (diluted) of $0.98; Adjusted EPS (diluted) of $1.13, up 7% year-on-year

Net income of $55 million; Adjusted EBITDA of $165 million, up 6% year-on-year

Adjusted EBITDA margin of 18.0%, up 70 basis points year-on-year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its third quarter that ended August 31, 2024.

Third Quarter 2024 Noteworthy Items:

■	Net income was $55 million; adjusted EBITDA was $165 million, up 6% year-on-year; adjusted EBITDA margin expanded 70 basis points year-on-year to 18.0%;
■	Reported EPS (diluted) was $0.98; adjusted EPS (diluted) was $1.13, up 7% versus the prior year;
■	Net revenue was $918 million, up 1.9% year-on-year including organic volume growth of 3.0%;
■	Gross profit margin was 30.0%; adjusted gross profit margin was 30.4%, up 40 basis points year-on-year;
■	Net working capital, as a percentage of annualized net revenue, decreased 200 basis points year-on-year from 18.1% to 16.1%;
■	Repurchased 407,400 shares year-to-date, including 225,000 shares in the quarter;
■	Acquired HS Butyl Limited, the UK’s largest manufacturer and distributor of high-quality butyl tapes, expanding H.B. Fuller’s position in the global waterproofing tape market.

Summary of Third Quarter 2024 Results:

The Company’s net revenue for the third quarter of fiscal 2024 was $918 million, up 1.9% versus the third quarter of fiscal 2023. Organic revenue increased slightly year-on-year, with pricing adjustments reducing organic revenue by 2.6% and volume increasing organic revenue by 3.0%. Foreign currency translation reduced net revenue by 1.5% and acquisitions increased net revenue by 3.0%.

Gross profit in the third quarter of fiscal 2024 was $276 million. Adjusted gross profit was $279 million. Adjusted gross profit margin of 30.4% increased 40 basis points year-on-year. Volume leverage, restructuring savings, and the benefit from acquisitions primarily drove the year-on-year increase in adjusted gross profit.

Selling, general and administrative (SG&A) expense was $171 million in the third quarter of fiscal 2024 and adjusted SG&A was $164 million versus $159 million in the third quarter of fiscal 2023. The impact of acquisitions and inflation in wages and services drove most of the year-on-year increase in adjusted SG&A.

Net income attributable to H.B. Fuller for the third quarter of fiscal 2024 was $55 million, or $0.98 per diluted share. Adjusted net income attributable to H.B. Fuller for the third quarter of fiscal 2024 was $64 million. Adjusted EPS was $1.13 per diluted share, up 7% year-on-year.

Adjusted EBITDA in the third quarter of fiscal 2024 was $165 million, up 6% year-on-year, driven principally by volume growth, restructuring savings, and benefits from recent acquisitions. Adjusted EBITDA margin increased 70 basis points year-on-year to 18.0%.

H.B. Fuller President and CEO Celeste Mastin said, “In the third quarter, we continued to advance our strategy and expand EBITDA margins through volume growth, restructuring actions, and the acquisition of highly profitable, fast-growing businesses. At the same time, we continue to navigate a dynamic macroeconomic environment across our portfolio. Our volume growth during the quarter was impacted by slowing market demand in certain durable goods markets in EA, and we are adjusting our full year outlook accordingly. While this quarter’s volume growth was at the low end of our expectations, we have a clear and focused strategy and a highly engaged team that is well equipped to execute and drive business success. We remain on track to deliver upon our long-term EBITDA margin and organic growth targets.”

Balance Sheet and Working Capital:

Net debt at the end of the third quarter of fiscal 2024 was $1,890 million, up $100 million year-on-year. The ratio of net debt-to-adjusted EBITDA was 3.1X, consistent with the second quarter.

Net working capital in the third quarter of fiscal 2024 decreased $64 million year-on-year. As a percentage of annualized net revenue, net working capital decreased 200 basis points year-on-year to 16.1%.

Fiscal 2024 Outlook:

As a result of our year-to-date performance and current macroeconomic conditions, we are updating our previously communicated financial guidance for fiscal 2024 as follows:

■	Net revenue growth is now expected to be up approximately 2% with organic revenue flat year-on-year;
■	Adjusted EBITDA is now expected to be in the range of $610 million to $620 million, equating to year-on-year growth of between 5% and 7%;
■	Adjusted EPS (diluted) is now expected be in the range of $4.10 to $4.20, equating to year-on-year growth of between 6% and 9%;
■	Operating cash flow is now expected to be between $325 million and $350 million.

Conference Call:

The Company will hold a conference call on September 26, 2024, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on September 26, 2024, to 10:59 p.m. CT on October 3, 2024. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909, and enter Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2024 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2023 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,000 global team members who collaborate with customers across more than 30 market segments in over 140 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and Israel and Hamas; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to acquire and integrate complementary businesses; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Three Months Ended
	August 31, 2024	Percent of Net Revenue	September 2, 2023	Percent of Net Revenue
Net revenue	$917,927	100.0%	$900,634	100.0%
Cost of sales	(642,198)	(70.0)%	(637,162)	(70.7)%
Gross profit	275,729	30.0%	263,472	29.3%

Selling, general and administrative expenses	(171,388)	(18.7)%	(172,153)	(19.1)%
Other income, net	2,148	0.2%	1,555	0.2%
Interest expense	(35,288)	(3.8)%	(35,105)	(3.9)%
Interest income	1,092	0.1%	1,128	0.1%
Income before income taxes and income from equity method investments	72,293	7.9%	58,897	6.5%

Income taxes	(18,264)	(2.0)%	(22,231)	(2.5)%

Income from equity method investments	1,310	0.1%	984	0.1%
Net income including non-controlling interest	55,339	6.0%	37,650	4.2%

Net income attributable to non-controlling interest	22	0.0%	(23)	(0.0)%
Net income attributable to H.B. Fuller	$55,361	6.0%	$37,627	4.2%

Basic income per common share attributable to H.B. Fuller	$1.01		$0.69
Diluted income per common share attributable to H.B. Fuller	$0.98		$0.67

Weighted-average common shares outstanding:
Basic	54,975		54,394
Diluted	56,650		56,033

Dividends declared per common share	$0.223		$0.205

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended		Nine Months Ended
	August 31, 2024	Percent of Net Revenue	September 2, 2023	Percent of Net Revenue
Net revenue	$2,645,452	100.0%	$2,608,055	100.0%
Cost of sales	(1,848,435)	(69.9)%	(1,873,000)	(71.8)%
Gross profit	797,017	30.1%	735,055	28.2%

Selling, general and administrative expenses	(525,204)	(19.9)%	(493,320)	(18.9)%

Other income, net	7,282	0.3%	4,764	0.2%
Interest expense	(99,504)	(3.8)%	(101,305)	(3.9)%
Interest income	3,597	0.1%	2,726	0.1%
Income before income taxes and income from equity method investments	183,188	6.9%	147,920	5.7%

Income taxes	(48,496)	(1.8)%	(51,255)	(2.0)%

Income from equity method investments	2,955	0.1%	3,322	0.1%
Net income including non-controlling interest	137,647	5.2%	99,987	3.8%

Net income attributable to non-controlling interest	(32)	(0.0)%	(71)	(0.0)%
Net income attributable to H.B. Fuller	$137,615	5.2%	$99,916	3.8%

Basic income per common share attributable to H.B. Fuller	$2.51		$1.84
Diluted income per common share attributable to H.B. Fuller	$2.43		$1.79

Weighted-average common shares outstanding:
Basic	54,874		54,279
Diluted	56,620		55,890

Dividends declared per common share	$0.651		$0.600

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 31,	September 2,	August 31,	September 2,
	2024	2023	2024	2023

Net income attributable to H.B. Fuller	$55,361	$37,627	$137,615	$99,916

Adjustments:
Acquisition project costs[1]	3,474	6,480	6,984	11,634
Organizational realignment[2]	9,471	10,421	24,038	19,055
Project One[3]	3,154	2,734	9,213	7,587
Other[4]	(2,904)	503	(2,021)	4,098
Discrete tax items[5]	(2,937)	6,243	(4,147)	9,131
Income tax effect on adjustments[6]	(1,624)	(4,875)	(6,472)	(9,447)
Adjusted net income attributable to H.B. Fuller[7]	63,995	59,133	165,210	141,974

Add:
Interest expense	35,287	35,105	99,502	98,615
Interest income	(1,090)	(1,128)	(3,594)	(2,726)
Adjusted Income taxes	22,825	20,862	59,114	51,569
Depreciation and Amortization expense[8]	44,235	41,826	125,288	118,803
Adjusted EBITDA[7]	165,252	155,798	445,520	408,235

Diluted Shares	56,650	56,033	56,620	55,890
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.13	$1.06	$2.92	$2.54
Revenue	$917,927	$900,634	$2,645,452	$2,608,055
Adjusted EBITDA margin[7]	18.0%	17.3%	16.8%	15.7%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $2,457 and $1,757 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and $1,017 and $4,723 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) for the three months ended August 31, 2024 and September 2, 2023, respectively. Acquisition project costs include $5,135 and $5,498 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition related travel expenses), $1,272 and $6,136 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $577 and $0 in business integration costs (primarily costs of transition services agreements and, for the three months ended March 2, 2024, retention bonuses paid to employees of the acquired entities) for the nine months ended August 31, 2024 and September 2, 2023, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs, the impact of accelerated depreciation, and, for the three months ended March 2, 2024, operational inefficiencies. Organizational realignment includes $2,939 and $139 in professional fees related to legal entity and business structure changes, $5,363 and $8,798 in employee severance and other related costs, and $1,169 and $1,484 related to facility rationalization costs for the three months ended August 31, 2024 and September 2, 2023, respectively. Organizational realignment includes $6,915 and $3,863 in professional fees related to legal entity and business structure changes, $9,721 and $13,708 in employee severance and other related costs, and $7,402 and $1,484 related to facility rationalization costs for the nine months ended August 31, 2024 and September 2, 2023, respectively.

[3] Project One includes non-capitalizable project costs related implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which will upgrade and standardize our information system.

[4] Other includes a gain from insurance recoveries and a loss from the write-off of a cost method investment for the three and nine months ended August 31, 2024. Other includes the write-off of unamortized debt fees and non-cash gains and losses related to legal entity consolidations for fiscal 2023.

[5] Discrete tax items for the three and nine months ended August 31, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for fiscal 2023 are related to various foreign tax matters offset by excess tax benefit related to U.S. stock compensation.

[6] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling $194 and ($348) for the three months ended August 31, 2024 and September 2, 2023, respectively and ($3,425) and ($348) for the nine months ended August 31, 2024 and September 2, 2023, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 31,	September 2,	August 31,	September 2,
	2024	2023	2024	2023
Net Revenue:
Hygiene, Health and Consumable Adhesives	$389,854	$402,388	$1,150,658	$1,190,402
Engineering Adhesives	374,923	365,862	1,077,206	1,063,009
Construction Adhesives	153,150	132,384	417,588	354,644
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$917,927	$900,634	$2,645,452	$2,608,055

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$49,782	$52,737	$147,147	$149,474
Engineering Adhesives	52,865	52,931	139,522	129,806
Construction Adhesives	12,543	5,853	20,342	2,189
Corporate unallocated	(10,849)	(20,202)	(35,198)	(39,734)
Total H.B. Fuller	$104,341	$91,319	$271,813	$241,735

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$64,320	$69,172	$191,793	$194,125
Engineering Adhesives	73,968	70,723	195,133	181,758
Construction Adhesives	25,119	18,519	57,314	39,584
Corporate unallocated	1,845	(2,616)	1,280	(7,232)
Total H.B. Fuller	$165,252	$155,798	$445,520	$408,235

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	16.5%	17.2%	16.7%	16.3%
Engineering Adhesives	19.7%	19.3%	18.1%	17.1%
Construction Adhesives	16.4%	14.0%	13.7%	11.2%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	18.0%	17.3%	16.8%	15.7%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 31,	September 2,	August 31,	September 2,
	2024	2023	2024	2023
Income before income taxes and income from equity method investments	$72,293	$58,897	$183,188	$147,920

Adjustments:
Acquisition project costs[1]	3,474	6,480	6,984	11,634
Organizational realignment[2]	9,471	10,421	24,038	19,055
Project One[3]	3,154	2,734	9,213	7,587
Other[4]	(2,904)	503	(2,021)	4,098
Adjusted income before income taxes and income from equity method investments[9]	$85,488	$79,035	$221,402	$190,294

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 31,	September 2,	August 31,	September 2,
	2024	2023	2024	2023
Income Taxes	$(18,264)	$(22,231)	$(48,496)	$(51,255)

Adjustments:
Acquisition project costs[1]	(428)	(1,569)	(1,147)	(2,620)
Organizational realignment[2]	(1,166)	(2,523)	(3,984)	(4,247)
Project One[3]	(388)	(662)	(1,587)	(1,655)
Other[4]	(2,579)	6,123	(3,900)	8,208
Adjusted income taxes[10]	$(22,825)	$(20,862)	$(59,114)	$(51,569)

Adjusted income before income taxes and income from equity method investments	$85,488	$79,035	$221,402	$190,294
Adjusted effective income tax rate[10]	26.7%	26.4%	26.7%	27.1%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 31,	September 2,	August 31,	September 2,
	2024	2023	2024	2023

Net revenue	$917,927	$900,634	$2,645,452	$2,608,055

Gross profit	$275,729	$263,472	$797,017	$735,055
Gross profit margin	30.0%	29.3%	30.1%	28.2%

Adjustments:
Acquisition project costs[1]	927	1,516	1,000	2,617
Organizational realignment[2]	2,799	4,961	10,679	9,972
Project One[3]	-	-	13	-
Other[4]	-	318	-	479
Adjusted gross profit[11]	$279,455	$270,267	$808,709	$748,123
Adjusted gross profit margin[11]	30.4%	30.0%	30.6%	28.7%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 31,	September 2,	August 31,	September 2,
	2024	2023	2024	2023

Selling, general and administrative expenses	$(171,388)	$(172,153)	$(525,204)	$(493,320)

Adjustments:
Acquisition project costs[1]	2,524	5,066	5,962	9,119
Organizational realignment[2]	6,307	5,460	12,322	9,083
Project One[3]	3,154	2,734	9,200	7,587
Other[4]	(4,871)	149	(3,988)	880
Adjusted selling, general and administrative expenses[12]	$(164,274)	$(158,744)	$(501,708)	$(466,651)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

Three Months Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 31, 2024	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$51,280	$53,918	$13,974	$119,172	$(63,811)	$55,361
Adjustments:
Acquisition project costs[1]	-	-	-	-	3,474	3,474
Organizational realignment[2]	-	-	-	-	9,471	9,471
Project One[3]	-	-	-	-	3,154	3,154
Other[4]	-	-	-	-	(2,904)	(2,904)
Discrete tax items[5]	-	-	-	-	(2,937)	(2,937)
Income tax effect on adjustments[6]	-	-	-	-	(1,624)	(1,624)
Adjusted net income attributable to H.B. Fuller[7]	51,280	53,918	13,974	119,172	(55,177)	63,995
Add:
Interest expense	-	-	-	-	35,287	35,287
Interest income	-	-	-	-	(1,090)	(1,090)
Adjusted Income taxes	-	-	-	-	22,825	22,825
Depreciation and amortization expense[8]	13,040	20,050	11,145	44,235	-	44,235
Adjusted EBITDA[7]	$64,320	$73,968	$25,119	$163,407	$1,845	$165,252
Revenue	$389,854	$374,923	$153,150	$917,927	-	$917,927
Adjusted EBITDA Margin[7]	16.5%	19.7%	16.4%	17.8%	NMP	18.0%

Nine Months Ended	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 31, 2024	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$151,636	$142,681	$24,635	$318,952	$(181,337)	$137,615
Adjustments:
Acquisition project costs[1]	-	-	-	-	6,984	6,984
Organizational realignment[2]	-	-	-	-	24,038	24,038
Project One[3]	-	-	-	-	9,213	9,213
Other[4]	-	-	-	-	(2,021)	(2,021)
Discrete tax items[5]	-	-	-	-	(4,147)	(4,147)
Income tax effect on adjustments[6]	-	-	-	-	(6,472)	(6,472)
Adjusted net income attributable to H.B. Fuller[7]	151,636	142,681	24,635	318,952	(153,742)	165,210
Add:
Interest expense	-	-	-	-	99,502	99,502
Interest income	-	-	-	-	(3,594)	(3,594)
Adjusted Income taxes	-	-	-	-	59,114	59,114
Depreciation and amortization expense[8]	40,157	52,452	32,679	125,288	-	125,288
Adjusted EBITDA[7]	$191,793	$195,133	$57,314	$444,240	$1,280	$445,520
Revenue	1,150,658	1,077,206	417,588	2,645,452	-	2,645,452
Adjusted EBITDA Margin[7]	16.7%	18.1%	13.7%	16.8%	NMP	16.8%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

Three Months Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
September 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$54,568	$54,256	$7,764	$116,588	$(78,961)	$37,627
Adjustments:
Acquisition project costs[1]	-	-	-	-	6,480	6,480
Organizational realignment[2]	-	-	-	-	10,421	10,421
Project One[3]	-	-	-	-	2,734	2,734
Other[4]	-	-	-	-	503	503
Discrete tax items[5]	-	-	-	-	6,243	6,243
Income tax effect on adjustments[6]	-	-	-	-	(4,875)	(4,875)
Adjusted net income attributable to H.B. Fuller[7]	54,568	54,256	7,764	116,588	(57,455)	59,133
Add:
Interest expense	-	-	-	-	35,105	35,105
Interest income	-	-	-	-	(1,128)	(1,128)
Adjusted Income taxes	-	-	-	-	20,862	20,862
Depreciation and amortization expense[8]	14,604	16,467	10,755	41,826	-	41,826
Adjusted EBITDA[7]	$69,172	$70,723	$18,519	$158,414	$(2,616)	$155,798
Revenue	$402,388	$365,862	$132,384	$900,634	-	$900,634
Adjusted EBITDA Margin[7]	17.2%	19.3%	14.0%	17.6%	NMP	17.3%

Nine Months Ended	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
September 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$154,966	$133,778	$7,920	$296,664	$(196,748)	$99,916
Adjustments:
Acquisition project costs[1]	-	-	-	-	11,634	11,634
Organizational realignment[2]	-	-	-	-	19,055	19,055
Project One[3]	-	-	-	-	7,587	7,587
Other[4]	-	-	-	-	4,098	4,098
Discrete tax items[5]	-	-	-	-	9,131	9,131
Income tax effect on adjustments[6]	-	-	-	-	(9,447)	(9,447)
Adjusted net income attributable to H.B. Fuller[7]	154,966	133,778	7,920	296,664	(154,690)	141,974
Add:
Interest expense	-	-	-	-	98,615	98,615
Interest income	-	-	-	-	(2,726)	(2,726)
Adjusted Income taxes	-	-	-	-	51,569	51,569
Depreciation and amortization expense[8]	39,159	47,980	31,664	118,803	-	118,803
Adjusted EBITDA[7]	$194,125	$181,758	$39,584	$415,467	$(7,232)	$408,235
Revenue	$1,190,402	$1,063,009	$354,644	$2,608,055	-	$2,608,055
Adjusted EBITDA Margin[7]	16.3%	17.1%	11.2%	15.9%	NMP	15.7%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Nine Months Ended
	August 31, 2024	August 31, 2024
Price	(2.6)%	(3.1)%
Volume	3.0%	1.9%
Organic Growth[13]	0.4%	(1.2)%
M&A	3.0%	3.9%
Constant currency	3.4%	2.7%
F/X	(1.5)%	(1.3)%
Total H.B. Fuller Net Revenue	1.9%	1.4%

Revenue growth versus 2023	Three Months Ended
	August 31, 2024

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	(3.1)%	(2.6)%	(0.5)%	0.0%	(0.5)%
Engineering Adhesives	2.5%	(0.8)%	3.3%	5.3%	(2.0)%
Construction Adhesives	15.7%	(0.1)%	15.8%	5.6%	10.2%
Total H.B. Fuller	1.9%	(1.5)%	3.4%	3.0%	0.4%

Revenue growth versus 2023	Nine Months Ended
	August 31, 2024

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	(3.3)%	(1.7)%	(1.6)%	3.2%	(4.8)%
Engineering Adhesives	1.3%	(1.2)%	2.5%	3.2%	(0.7)%
Construction Adhesives	17.7%	0.0%	17.7%	8.7%	9.0%
Total H.B. Fuller	1.4%	(1.3)%	2.7%	3.9%	(1.2)%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended					Trailing Twelve Months[16] Ended		Year Ended
	September 2, 2023	December 2, 2023	March 2, 2024	June 1, 2024	August 31, 2024	August 31, 2024	June 1, 2024	December 2, 2023

Net income attributable to H.B. Fuller	$37,627	$44,991	$30,991	$51,264	$55,361	$182,607	$164,873	$144,906

Adjustments:
Acquisition project costs[1]	6,480	4,765	2,043	1,467	3,474	11,749	14,755	16,874
Organizational realignment[2]	10,421	10,549	7,262	7,275	9,471	34,557	35,507	29,900
Project One[3]	2,734	2,193	3,213	2,845	3,154	11,405	10,985	9,815
Other[4]	503	(3,903)	-	914	(2,904)	(5,893)	(2,486)	(611)
Discrete tax items[14]	6,243	16,955	(2,527)	1,317	(2,937)	12,808	21,988	26,085
Income tax effect on adjustments[5]	(4,875)	(1,158)	(3,290)	(1,558)	(1,624)	(7,630)	(10,881)	(10,604)
Adjusted net income attributable to H.B. Fuller[7]	59,133	74,392	37,692	63,524	63,995	239,603	234,741	216,365

Add:
Interest expense	35,105	33,297	31,901	32,313	35,287	132,798	132,616	131,913
Interest income	(1,128)	(1,217)	(1,307)	(1,197)	(1,090)	(4,811)	(4,849)	(3,943)
Adjusted Income taxes	20,862	26,477	13,631	22,658	22,825	85,591	83,628	78,047
Depreciation and Amortization expense[15]	41,826	39,653	41,101	39,952	44,235	164,941	162,532	158,456
Adjusted EBITDA[7]	$155,798	$172,602	$123,018	$157,250	$165,252	$618,122	$608,668	$580,838

[14] Discrete tax items for the three months ended September 2, 2024 are related to various U.S. and foreign tax matters offset by an excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended March 2, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended June 1, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended August 31, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months and year ended December 2, 2023 are related to the tax impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters.

[15] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was $348 for the three months ended September 2, 2023, ($1,036) for the three months ended December 2, 2023, ($2,422) for the three months ended March 2, 2024, ($1,198) for the three months ended June 1, 2024, $194 for the three months ended August 31, 2024 and ($1,384) for the year ended December 2, 2023.

[16] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	June 1, 2024	August 31, 2024	December 2, 2023	September 2, 2023
Total debt	$2,024,916	$2,021,070	$1,838,431	$1,885,021
Less: Cash and cash equivalents	114,823	131,412	179,453	94,934
Net debt[17]	$1,910,093	$1,889,658	$1,658,978	$1,790,087

Trailing twelve months Adjusted EBITDA[16]	$608,668	$618,122	580,838
Net Debt-to-Adjusted EBITDA[17]	3.1	3.1	2.9

17 Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	August 31, 2024	September 2, 2023	December 2, 2023
Trade receivables, net	$574,781	$576,060	$577,932
Inventory	509,029	472,641	442,040
Trade payables	493,550	394,914	439,700
Net working capital[18]	$590,260	$653,787	$580,272

Net revenue three months ended	$917,927	$900,634
Annualized net revenue[18]	3,671,708	3,602,536

Net working capital as a percentage of annualized revenue[18]	16.1%	18.1%

18 Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	August 31,	December 2,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$131,412	$179,453
Trade receivables (net of allowances of $13,389 and $11,080, as of August 31, 2024 and December 2, 2023, respectively)	574,781	577,932
Inventories	509,029	442,040
Other current assets	115,070	112,678
Total current assets	1,330,292	1,312,103

Property, plant and equipment	1,855,203	1,755,035
Accumulated depreciation	(993,884)	(930,380)
Property, plant and equipment, net	861,319	824,655

Goodwill	1,591,709	1,486,512
Other intangibles, net	806,148	729,140
Other assets	388,777	371,165
Total assets	$4,978,245	$4,723,575

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$797	$1,841
Trade payables	493,550	439,700
Accrued compensation	83,861	95,680
Income taxes payable	39,244	47,688
Other accrued expenses	87,495	107,902
Total current liabilities	704,947	692,811

Long-term debt	2,020,273	1,836,590
Accrued pension liabilities	51,739	50,189
Other liabilities	359,565	388,072
Total liabilities	$3,136,524	$2,967,662

Commitments and contingencies (Note 13)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 54,612,541 and 54,092,987 as of August 31, 2024 and December 2, 2023, respectively	$54,613	$54,093
Additional paid-in capital	316,324	301,485
Retained earnings	1,944,380	1,842,507
Accumulated other comprehensive loss	(474,326)	(442,880)
Total H.B. Fuller stockholders' equity	1,840,991	1,755,205
Non-controlling interest	730	708
Total equity	1,841,721	1,755,913
Total liabilities, non-controlling interest and total equity	$4,978,245	$4,723,575

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Nine Months Ended
	August 31, 2024	September 2, 2023
Cash flows from operating activities:
Net income including non-controlling interest	$137,647	$99,987
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	66,990	60,518
Amortization	61,723	58,633
Deferred income taxes	(45,998)	(30,064)
(Income) loss from equity method investments, net of dividends received	622	260
Gain from Insurance Proceeds	(7,264)	-
Equity Investment Impairment Loss	1,966	-
Debt issuance costs write-off	-	2,689
Loss on fair value adjustment on contingent consideration liability	-	2,893
Gain on sale or disposal of assets	(501)	(78)
Share-based compensation	17,662	16,279
Pension and other post-retirement benefit plan activity	(6,671)	(8,890)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	26,373	79,495
Inventories	(62,206)	38,212
Other assets	(39,025)	(30,901)
Trade payables	49,705	(74,443)
Accrued compensation	(11,566)	(33,796)
Other accrued expenses	(5,244)	(6,992)
Income taxes payable	(17,873)	24,461
Other liabilities	856	12,408
Other	49,591	6,023
Net cash provided by operating activities	216,787	216,694

Cash flows from investing activities:
Purchased property, plant and equipment	(112,799)	(109,545)
Purchased businesses, net of cash acquired	(274,067)	(194,248)
Proceeds from sale of property, plant and equipment	1,048	4,257
Net cash used in investing activities	(385,818)	(299,536)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,732,900	1,333,000
Repayment of long-term debt	(1,556,135)	(1,184,900)
Payment of debt issuance costs	(3,493)	(10,214)
Net payment of notes payable	(1,014)	(18,000)
Dividends paid	(35,440)	(32,319)
Proceeds from stock options exercised	34,161	11,251
Repurchases of common stock	(39,371)	(2,560)
Net cash provided by financing activities	131,608	96,258

Effect of exchange rate changes on cash and cash equivalents	(10,618)	1,608
Net change in cash and cash equivalents	(48,041)	15,024
Cash and cash equivalents at beginning of period	179,453	79,910
Cash and cash equivalents at end of period	$131,412	$94,934